Year Ended October 31, 2004

John Hancock Investment Trust II
- John Hancock Regional Bank Fund
Series -  2
NAV per share - Class C  $44.96

- John Hancock Financial Industries Fund
Series -  8
NAV per share - Class C  $17.03
NAV per share - Class I    $18.07

- John Hancock Small Cap Equity Fund
Series -  9
NAV per share - Class C   $16.43
NAV per share - Class I     $17.77
NAV per share - Class R    $17.35